SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                      ---------------------




                            FORM 8-K


     CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
      SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                 Date of Report:  August 1, 1997




                          PRO-DEX, INC.
     (Exact Name of Registrant as Specified in its Charter)


               Commission File Number     0-14942


          Colorado                             84-1261240
 ----------------------------            --------------------
 (State or other Jurisdiction               (I.R.S. Employer
    of Incorporation or                      Identification
       Organization)                             Number)





     1401 Walnut Street,  Suite 540, Boulder, Colorado 80302
   (Address Of Principal Executive Offices, Including Zip Code)




                 Registrant's Telephone Number,
               Including Area Code: (303)443-6136

            INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.  Changes in the Control of Registrant.  None.

ITEM 2.  Acquisition or Disposition of Assets.  None.

ITEM 3.  Bankruptcy or Receivership.  None.

ITEM 4.  Changes in Registrant's Certifying Registered
         Accountant.  None.

ITEM 5.  Other Events.

       On 9 July 1997, Cottrell Ltd., Englewood, Colorado ("Cottrell") filed a civil action in the U.S. District Court for the District of Colorado against Biotrol International, Inc. ("Biotrol"), a wholly owned subsidiary of Registrant, and Registrant. The complaint demands that Biotrol (and Registrant) stop advertising and selling hard surface cleaners and disinfectants under labels Cottrell alleges contain exaggerated claims. The complaint seeks compensation for lost profits and other compensation in an amount to be determined at trial.

      Both Biotrol and Cottrell sell cleaning solutions to dental
dealers.   The  products  are used to disinfect  countertops  and
other hard surfaces in dental offices. The U.S. Environmental Protection Agency ("EPA") regulates such products and reviews advertising and labeling claims made about the products by
manufacturers.   The  thrust  of the action  involves  a  Biotrol
product identified as "Birex se". Cottrell's complaint alleges that, according to EPA standards, Birex se should be used the same day it is mixed. Cottrell makes a competing product that must be used the same day it is mixed, according to its label.

      Registrant's management is currently investigating the claims and intends to vigorously defend against the action. Based on Registrant's current understanding of the relevant facts and law, management does not expect that the outcome of these legal proceedings will have a material adverse effect on the consolidated financial condition, operating results or liquidity of Registrant.

ITEM 6.  Resignation of Registrant's Directors.  None.

ITEM 7.  Financial Statements and Exhibits.  None.

ITEM 8.  Changes in Fiscal Year.  None.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PRO-DEX, INC.


                              ____________________________
                              George J. Isaac
                              Chief Financial Officer